EX-99.1

CareMax Inc. Announces Third Quarter 2021 Financial Results

Miami, FL - November 15, 2021 - CareMax, Inc. (NASDAQ: CMAX; CMAXW), a leading technology-enabled provider of value-based care to seniors, announced today financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Results1

•
GAAP total revenue was $104.6 million for the third quarter of 2021 and $177.5 million for the nine-months ended September 30, 2021, up 330% and 136% year-over-year, respectively.
•
Medicare Advantage membership as of September 30, 2021 was 26,500, up over 340% compared to Medicare Advantage membership as of September 30, 2020; total membership as of September 30, 2021 was 68,500, up over 1,000% compared to total membership as of September 30, 2020.
•
Medical Expense Ratio was 75.4% for the third quarter of 2021, compared to 71.4% for the third quarter of 2020.2
•
GAAP net loss was $2.9 million for the third quarter of 2021, or $(0.03) per diluted share, and $8.9 million, or $(0.22) per diluted share, for the nine-months ended September 30, 2021.
•
Adjusted EBITDA was $1.2 million for the third quarter of 2021 and $9.1 million for the nine-months ended September 30, 2021, pro forma for the business combination; excluding estimated impacts from COVID of $7.3 million for the third quarter of 2021 and $18.5 million for the nine-months ended September 30, 2021, Adjusted EBITDA would have been $8.5 million and $27.6 million, respectively, up 4% and 12% year-over-year.3
•
Platform Contribution was $11.0 million for the third quarter of 2021 and $33.9 million for the nine-months ended September 30, 2021, pro forma for the business combination; excluding the aforementioned estimated impacts from COVID, Platform Contribution would have been $18.3 million and $52.4 million, respectively, up 18% and 10% year-over-year.3

Business Highlights

•
Reaffirmed prior guidance of approximately 30,000 Medicare Advantage members by the end of 2021, pro forma 2021 revenue of $490 million to $525 million, and pro forma 2021 Adjusted EBITDA of $30 million to $40 million, which includes a $23 million estimated negative impact from COVID.3,4
•
Acquired DNF Medical Centers on September 1, adding approximately 4,000 Medicare Advantage members and six medical centers in central Florida.
•
Formalized collaboration with The Related Companies, one of the largest private owners of affordable housing in the United States, to develop senior medical centers in or near affordable housing units owned or affiliated with Related across the country.
o
Initial sites expected to open in New York City in the first half of 2022, with additional sites expected in the second half of 2022.
•
Announced strategic collaboration with Anthem, with a plan to open approximately 50 de novo medical centers in eight initial states.
•
Bolstered core platform and de novo market leadership with the addition of new Market Presidents, a Chief Experience Officer, Chief Compliance Officer, and General Counsel.
•
Appointed two new members to the Board of Directors with strong leadership experience in managed care and business process optimization.

1GAAP 2021 financial information includes the activities of IMC Medical Group Holdings, LLC and CareHoldings for the period from June 8, 2021 to (and including) September 30, 2021 (115 days), Senior Medical Associates (SMA) for the period from June 18, 2021 to (and including) September 30, 2021 (105 days), and DNF Medical Centers for the period from September 1, 2021 to (and including) September 30, 2021 (30 days).

2Medical Expense Ratio equals external provider costs divided by Medicare and Medicaid risk-based revenues.

3Adjusted EBITDA and Platform Contribution are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to GAAP financial statements is included in this release.

4Pro forma revenue and Adjusted EBITDA represent run-rate revenue and Adjusted EBITDA based on expected membership at the end of 2021, including all acquisitions expected to be closed by year-end and an estimated $23 million negative from COVID.

Management Commentary

“We are pleased that our third quarter continues to illustrate the effectiveness of our model in delivering proactive and personalized primary healthcare,” said Carlos de Solo, Chief Executive Officer. “By reducing spend from avoidable hospital utilization and investing those dollars back into our whole person health care model, we are closing the loop on the care continuum for some of our nation’s most vulnerable patients while improving clinical outcomes and driving down costs.”

“Our Medical Expense Ratio for the third quarter of 2021 shows that we can grow while maintaining better patient outcomes. As a result, despite headwinds related to COVID and investments in our platform, the fundamentals of our business are performing in line with our forecast, and management is pleased to reaffirm our 2021 guidance. In addition, based on current trends, we expect limited impact to risk-based revenues due to COVID in 2022 and are also optimistic that COVID utilization headwinds will subside in 2022.”

“From a growth perspective, we are pleased to welcome DNF Medical Centers to the CareMax family. Dr. Norberto Fleites, founder of DNF, built a tremendous company, and we are honored to continue to his legacy as we work to expand that platform by implementing our tested care model, increasing enrollments in existing centers, and building new centers.”

“We expect our base business to continue its strong performance while we maintain clear line of sight to opening at least 15 de novo centers in 2022 in New York City, Memphis and other markets. By targeting underserved communities and affordable housing developments, we will continue our focus on improving health disparities for some of the most vulnerable populations, ensuring rewarding careers for our team members and delivering value for our shareholders.”

Conference Call

Management will host a conference call at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

(877) 407-9753 (Domestic) or

(201) 493-6739 (International)

The conference call will also be available on the Company's website, ir.caremax.com. Following the live call, a replay will be available on the Company's website.

An investor presentation has also been posted to ir.caremax.com.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the impact of COVID-19 or any variant thereof on the Company's business and results of operation; the availability of sites for medical facilities and the costs of opening such medical facilities; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage and Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; the Company or any other party’s ability to fulfill contractual obligations; and the Company's ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA and margin thereof and Platform Contribution and margin thereof, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review the Company’s audited financial statements, which have been filed by the Company with the SEC.

A reconciliation for Adjusted EBITDA to the most directly comparable GAAP financial measures is included below.

Use of Pro Forma Financial Information and Pro Forma Non-GAAP Financial Information

The unaudited pro forma statements of operations below are provided for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions of IMC and Care Holdings had occurred in the stated historical periods, nor are they indicative of the future results or financial position of the combined company. The unaudited pro forma statements of operations do not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisitions of IMC and Care Holdings, any integration costs or tax deductibility of transaction costs.

Additionally, Adjusted EBITDA presented on a pro forma basis gives effect to the acquisitions of IMC and Care Holdings as if they had occurred in historical periods, which does not necessarily reflect what the Company’s Adjusted EBITDA would have been had the acquisitions occurred on the dates indicated. A reconciliation of projected 2021 pro forma Adjusted EBITDA to the most directly comparable GAAP financial measure is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate this non-GAAP financial measure. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

CAREMAX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$80,451	$4,934
Accounts receivable, net	33,624	9,395
Inventory	398	15
Prepaid expenses	17,926	183
Risk settlements due from providers	464	80
Due from related parties	-	274
Total Current Assets	132,863	14,881

Property and equipment, net	16,163	4,796
Goodwill	449,470	10,068
Intangible assets, net	61,575	8,575
Deferred debt issuance costs	2,084	-
Other assets	1,109	183
Total Assets	$663,264	$38,503

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$5,677	$1,044
Accrued expenses	8,346	2,572
Accrued interest payable	-	149
Risk settlements due to providers	171	643
Current portion of long-term debt	6,279	1,004
Due to related parties	-	39
Other current liabilities	2,831	-
Total Current Liabilities	23,304	5,451

Derivative warrant liabilities	17,110	-
Long-term debt, less current portion	112,890	26,325
Other liabilities	6,032	-
Total Liabilities	159,336	31,776
COMMITMENTS AND CONTINGENCIES (Note 14)
STOCKHOLDERS'/MEMBER'S EQUITY
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 87,073,985 shares issued and outstanding at September 30, 2021)	9	-
Additional paid-in-capital	506,108	-
Accumulated deficit	(2,189)	-
Member units (no par value, 200 authorized, issued and outstanding at December 31, 2020)	-	223
Members' equity	-	6,504
Total Stockholders'/Members' Equity	503,928	6,727

Total Liabilities and Stockholders'/Members' Equity	$663,264	$38,503

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Medicare risk-based revenue	$76,428	$24,242	$142,005	$75,083
Medicaid risk-based revenue	20,884	-	26,333	-
Other revenue	7,308	64	9,118	251
Total Revenue	104,620	24,306	177,456	75,334

Operating Expenses
External provider costs	73,329	17,304	127,023	49,110
Cost of care	21,602	4,341	34,822	12,244
Sales and marketing	1,274	311	2,340	811
Corporate, general and administrative	13,589	1,885	24,264	4,626
Depreciation and amortization	5,176	359	7,127	1,072
Acquisition related costs	879	-	1,028	-
Total operating expenses	115,849	24,200	196,604	67,863
Operating income (loss)	(11,229)	106	(19,148)	7,471
Interest (expense), net	(1,291)	(387)	(2,587)	(1,117)
Gain on remeasurement of warrant liabilities	10,227	-	12,022	-
Gain on extinguishment of debt, net	279	-	1,637	-
Other income (expense), net	(840)	-	(840)	-
Income (loss) before income tax	(2,854)	(281)	(8,916)	6,354
Income tax provision (benefit)	-	-	-	-
Net income (loss)	$(2,854)	$(281)	$(8,916)	$6,354

Net income (loss) attributable to non-controlling interest	-	34	-	26
Net income (loss) attributable to controlling interest	$(2,854)	$(315)	$(8,916)	$6,328

Net income (loss) attributable to CareMax, Inc. Class A common stockholders	$(2,854)	$(315)	$(8,916)	$6,328
Weighted average basic shares outstanding	82,552,520	10,796,069	40,847,294	10,796,069
Weighted average diluted shares outstanding	82,552,520	10,796,069	40,847,294	10,796,069
Net income (loss) per share
Basic	$(0.03)	$(0.03)	$(0.22)	$0.59
Diluted	$(0.03)	$(0.03)	$(0.22)	$0.59

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended September 30,	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)/Income	$(8,916)	$6,354
Adjustments to reconcile net (loss)/income to net cash
(Used in)/provided by operating activities:
Depreciation expense	1,657	626
Amortization expense	5,488	448
Amortization of debt issuance costs	522	52
Stock compensation expense	966	-
Change in fair value of warrant liabilities	(12,022)	-
Gain on extinguishment of debt	(1,637)	-
Changes in operating assets and liabilities:
Accounts receivable	4,296	(583)
Inventory	67	(3)
Prepaid expenses	(1,371)	55
Risk settlements due from/due to providers	(384)	(92)
Due to/from related parties	235	(141)
Other assets	(312)	12
Accounts payable	1,583	(347)
Accrued expenses	(3)	(381)
Other liabilities	1,178	-
Accrued interest	(149)	-
Net Cash (Used In)/Provided by Operating Activities	(8,802)	5,998

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,967)	(1,789)
Acquisition of businesses	(298,344)	(2,656)
Asset Purchase Agreement Holdback Payment	-	(333)
Purchase of noncontrolling interest ownership	-	(316)
Net Cash Used in Investing Activities	(301,311)	(5,094)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving loan commitment	-	2,467
Loan from Paycheck Protection Program	-	2,164
Proceeds from issuance of Class A common stock	415,000	-
Issuance costs of Class A common stock	(12,471)	-
Reverse recapitalization	(108,386)	-
Proceeds from borrowings on long-term debt and credit facilities	125,000	-
Principal payments on long-term debt	(26,143)	(251)
Payment of deferred financing costs	(6,883)	-
Payment of debt prepayment penalties	(487)	-
Distributions to members	-	(144)
Net Cash Provided by Financing Activities	385,630	4,236

NET INCREASE IN CASH	75,517	5,140
Cash - Beginning of Period	4,934	4,438
CASH - END OF PERIOD	$80,451	$9,578

Non-GAAP Financial Summary (Unaudited*)
$'000s	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Medicare Risk Revenue	$63,373	$62,040	$63,188	$65,210	$65,394	$66,618	$76,428
Medicaid Risk Revenue	10,827	14,828	20,565	19,062	18,897	20,454	20,884
Other Revenue	4,608	4,126	3,351	3,801	4,127	4,839	7,308
Total Revenue	78,808	80,994	87,104	88,073	88,418	91,911	104,620

External Provider Costs	53,472	52,780	60,158	57,775	60,278	70,466	73,329
Cost of Care	11,246	10,093	11,417	12,446	13,427	13,246	20,315
Platform Contribution	14,090	18,121	15,529	17,852	14,712	8,199	10,976
Platform Contribution Margin (%)	17.9%	22.4%	17.8%	20.3%	16.6%	8.9%	10.5%

Sales and Marketing	$1,057	$1,245	$1,290	$1,431	$391	$1,688	$1,274
Corporate, General and Administrative	7,858	5,667	6,069	6,519	7,197	6,347	8,668
Adjusted EBITDA	5,175	11,209	8,170	9,901	7,124	163	1,034

De Novo Losses	3	24	68	484	184	364	195
Adjusted EBITDA	$5,178	$11,233	$8,237	$10,385	$7,308	$527	$1,229
Adjusted EBITDA Margin (%)	6.6%	13.9%	9.5%	11.8%	8.3%	0.6%	1.2%
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

*Figures may not sum due to rounding

Nine Months Ended September 30, 2021 compared to Nine Months Ended September 30, 2020 Non-GAAP Financial Summary (Unaudited*)
	Nine Months Ended
	September 30, 2021	September 30, 2020	Y/Y Change
$'000s
Medicare Risk Revenue	$208,440	$188,601	$19,839
Medicaid Risk Revenue	60,235	46,220	14,016
Other Revenue	16,274	12,085	4,189
Total Revenue	284,949	246,906	38,044

External Provider Costs	204,073	166,411	(37,663)
Cost of Care	46,988	32,755	(14,233)
Platform Contribution	33,887	47,740	(13,853)
Platform Contribution Margin (%)	11.9%	19.3%	(7.4%)

Sales and Marketing	$3,354	$3,592	$238
Corporate, General and Administrative	22,212	19,594	(2,618)
Adjusted EBITDA	8,321	24,554	(16,233)

De Novo Losses	743	94	649
Adjusted EBITDA	$9,064	$24,648	$(15,584)
Adjusted EBITDA Margin (%)	3.2%	10.0%	(6.8%)
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

*Figures may not sum due to rounding

Non-GAAP Operating Metrics*	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Centers	21	21	22	24	24	34	40
Markets	1	1	1	1	1	1	1
Patients (MCREM)**	24,800	27,500	29,000	28,400	29,200	35,300	40,400
At-Risk	84.8%	86.7%	85.6%	87.7%	87.0%	84.1%	87.2%
Platform Contribution ($, Millions)***	$14.1	$18.1	$15.5	$17.9	$14.7	$8.2	$11.0

* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.
** MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.
*** Platform contribution defined as revenue less external provider costs and cost of care, excluding depreciation and amortization.

*Figures may not sum due to rounding

Reconciliation to Adjusted EBITDA*
$'000s	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
Net Income (Loss)	$3,170	$3,466	$(281)	$1,218	$1,302	$(7,363)	$(2,854)
GAAP Pro Forma Adjustments	(3,513)	160	(189)	1,912	(2,730)	(6,186)	(0)
Pro Forma Net Income	$(343)	$3,626	$(470)	$3,130	$(1,429)	$(13,549)	$(2,854)
Interest expense, net	1,658	1,689	1,656	1,628	1,400	1,667	1,291
Depreciation and amortization	3,514	3,244	3,368	3,418	2,979	3,339	5,176
Loss/(Gain) on remeasurement of warrant liabilities	-	-	-	-	-	(1,795)	(10,227)
Loss/(Gain) on extinguishment of debt	-	-	-	451	-	806	(279)
Other expense/(income)	(2)	(12)	100	(997)	212	(2,367)	840
EBITDA	$4,827	$8,547	$4,653	$7,630	$3,162	$(11,900)	$(6,053)
Other adjustments
Non-recurring expenses	(309)	1,985	2,763	1,390	2,795	8,257	4,249
Acquisition costs	656	678	789	893	1,168	3,806	1,871
Stock based compensation	-	-	-	-	-	-	966
De novo losses	3	24	68	484	184	364	195
Discontinued operations	-	(0)	(35)	(12)	(1)	(0)	-
Adjusted EBITDA	$5,178	$11,233	$8,237	$10,385	$7,308	$527	$1,229
* Pro Forma figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

*Figures may not sum due to rounding

Three and Nine months Ended September 30, 2021 Reconciliation to Adjusted EBITDA

	Three Months Ended			Nine Months Ended
$'000s	September 30, 2021	September 30, 2020	Y/Y Change	September 30, 2021	September 30, 2020	Y/Y Change
Net Income (Loss)	$(2,854)	$(281)	$(2,573)	$(8,916)	$6,354	$(15,269)

GAAP Pro Forma Adjustments	(505)	(189)	(316)	(8,917)	(3,541)	(5,376)

Pro Forma Net Income (Loss)	(3,358)	(470)	(2,888)	(17,832)	2,813	(20,645)

Interest expense	1,291	1,656	(364)	4,358	5,002	(644)
Depreciation and amortization	5,680	3,368	2,313	11,494	10,126	1,368
Loss/(Gain) on remeasurement of warrant liabilities	(10,227)	-	(10,227)	(12,022)	-	(12,022)
Loss/(Gain) on extinguishment of debt	(279)	-	(279)	(1,637)	-	(1,637)
Other expenses	840	100	740	849	86	763

EBITDA	(6,052)	4,653	(10,705)	(14,790)	18,027	(32,817)

Other Adjustments
Non-recurring expenses	4,249	2,763	1,486	15,302	4,439	10,863
Acquisition costs	1,871	789	1,083	6,844	2,123	4,721
Stock based compensation	966	-	966	966	-	966
De novo losses	195	68	127	743	94	649
Discontinued operations	-	(35)	35	(1)	(35)	34
Adjusted EBITDA	$1,229	$8,237	$(7,009)	$9,064	$24,648	$(15,584)
*Pro Forma figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

*Figures may not sum due to rounding

Contacts:

CareMax, Inc.

Media

Christine Bucan

(305) 542-8855

Christine@thinkbsg.com

Investor Relations

Ben Quirk

(415) 640-3715

ben.quirk@caremax.com

The Equity Group Inc.

Devin Sullivan

(212) 836-9608

dsullivan@equityny.com